UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 9, 2007

KKR Financial Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-32542	20-1426618
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 California Street, 50th Floor
San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

415-315-3620

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                             Entry into a Material Definitive Agreement.

On February 9, 2007, pursuant to a proposed restructuring (the “Conversion Transaction”) that would result in the conversion of shares of common stock of KKR Financial Corp., a Maryland corporation (the “Company”), into shares representing limited liability company interests in KKR Financial Holdings LLC, a Delaware limited liability company (“KKR Financial Holdings LLC”), the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) among the Company, KKR Financial Holdings LLC and KKR Financial Merger Corp., a Maryland corporation (“KKR Financial Merger Corp.”).

The Merger Agreement, which provides for the merger of KKR Financial Merger Corp. with and into the Company, is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01          Other Events.

On February 9, 2007, the Company filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement/prospectus (the “Proxy Statement/Prospectus”) relating to the Conversion Transaction.  Pursuant to the Conversion Transaction, KKR Financial Holdings LLC will not be a real estate investment trust, but is intended to be a pass-through entity for U.S. federal income tax purposes.  The Conversion Transaction was approved by the Company’s Board of Directors on January 17, 2007.  The Company expects that the Conversion Transaction, which is subject to stockholder approval, will be completed by June 30, 2007.  Additional information regarding the Conversion Transaction is contained in the Proxy Statement/Prospectus, filed with the SEC on February 9, 2007.

Item 9.01          Financial Statements and Exhibits.

Exhibit 99.1	Merger Agreement, dated as of February 9, 2007, among the Company, KKR Financial Holdings LLC and KKR Financial Merger Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

KKR Financial Corp.
Date: February 9, 2007		(Registrant)

	By:	/s/ JEFFREY B. VAN HORN
Jeffrey B. Van Horn
Chief Financial Officer
(Principal Financial and Accounting Officer)